                                                                   EXHIBIT 99.3

                        PHILLIPS-VAN HEUSEN CORPORATION


                               OFFER TO EXCHANGE


                  All Outstanding 8 1/8% Senior Notes Due 2013
                        ($150,000,000 Principal Amount)

                                      for

                          8 1/8% Senior Notes Due 2013
                        ($150,000,000 Principal Amount)
          Which have been Registered under the Securities Act of 1933



TO SECURITIES DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

     Enclosed for your consideration is a Prospectus dated        , 2003 (as
the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Phillips-Van Heusen Corporation (the "Company") to exchange up to $150,000,000 in aggregate principal amount of its 8 1/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for up to $150,000,000 in aggregate principal amount of its outstanding 8 1/8% Senior Notes due 2013 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Outstanding Notes").

     We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

       1. The Prospectus;

       2. A Letter of Transmittal for use in connection with the exchange of Outstanding Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Outstanding Notes);

       3. A form of letter that may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client's instructions with regard to the Exchange Offer;

       4. A Notice of Guaranteed Delivery;

       5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

       6. A return envelope addressed to SunTrust Bank, the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER EXPIRES AT 5:00 P.M.,
NEW YORK CITY TIME, ON        , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").
OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     To participate in the Exchange Offer, certificates for Outstanding Notes or a book-entry confirmation (see the section captioned "Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

     If a registered holder of Outstanding Notes desires to tender, but such Outstanding Notes are not immediately available, or time will not permit such holder's Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. The Company will, upon request, reimburse brokers, dealers and other persons for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity. The Company will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.



                                          Very truly yours,





                                          PHILLIPS-VAN HEUSEN CORPORATION





     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.